Amendment No.1 to Collaborative Research Agreement

THIS AMENDMENT TO the Collaborative Research Agreement (“Amendment”) is hereby made and entered into this 10th day of February 2017, by and between the University of Miami (“Institution”) and Scythian Biosciences, Inc. (“Company”).

RECITALS

WHEREAS, Institution and Company entered into a Collaborative Research Agreement (“Agreement”) on July 25, 2016; and

WHEREAS, the Parties now desire to amend the Agreement pursuant to the terms and conditions as set forth herein.

NOW THEREFORE, in consideration of the above Recitals, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Exhibit B is hereby deleted and replaced with the attached revised Exhibit B (“Budget”).

Except as expressly modified by this Amendment, all of the tem1s and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Amendment to Collaborative Research Agreement to be effective as of the date first written above.

University of Miami:	Company:

Jill F.Tincher, MBA, CRA
Executive Director, ORA

Date	Date

REVISED Exhibit B

2/10/2017

Budget

I1st payment: $250, 000 on 11/30/16 For Project Start up with owing payment IDC $72,500

2nd payment: $175,000 on 1/30/17 For Project Start up with owing payment IDC $50,750

3rd payment: $1,000,000.00 due on 2/28/17: For Project Start up, pre-clinical and clinical research projects, plus JDC $290,000.

4th payment: $2,000,000.00 due on 3/31/17: For Year 1: For Project Start up, pre-clinical and clinical research projects, plus JDC $580,000

5th payment: $1,575,000.00 due on 4/30/17: For Year I pre-clinical and clinical research projects, plus JDC $456,750

6th payment: $2,000,000.00 due on 1/01/18: For Year 2 of pre-clinical and clinical research projects, plus JDC $580,000

7th payment: $3,000,000.00 due on 1/01/19: For Year 3 of pre-clinical and clinical research projects, plus JDC $870,000

8th payment: $3,000,000.00 due on 1/01/20: For Year 4 of pre-clinical and clinical research projects, plus JDC $870,000.

9th payment: $3,000,000.00 due on 1/01/21: For Year 5 of pre-clinical and clinical research projects, plus JDC $870,000.

Institution overhead of29% will be applied to all payment milestones listed above as applicable. Total amount of funding, inclusive of Institution’s overhead is $20,640,000.00